THE PROPERTY OPTION AGREEMENT

WILLIAM A. HOWELL

AND

DEL EXPLORATION LTD.

THE RUSTY 1 to 4, AND IRON 1
MINERAL PROPERTIES

PROVINCE OF BRITISH COLUMBIA

TABLE OF CONTENTS

DEFINITIONS	3

REPRESENTATIONS AND WARRANTIES OF HOWELL	5

REPRESENTATIONS AND WARRANTIES OF DEL	6

GRANT AND EXERCISE OF OPTION	6

RIGHT OF ENTRY	8

OBLIGATIONS OF HOWELL DURING PROPERTY OPTION PERIOD	8

TERMINATION OF PROPERTY ACQUISITION	8

TRANSFERS	9

FORCE MAJEURE	10

CONFIDENTIAL INFORMATION	10

ARBITRATION	10

DEFAULT AND TERMINATION	11

NOTICES	11

GENERAL	11

SCHEDULE “A”
DESCRIPTION OF PROPERTY RIGHTS AND PROPERTY

SCHEDULE “B”
JOINT VENTURE AGREEMENT

OPTION AGREEMENT

THIS AGREEMENT made effective as of the 3 day of February, 2005.
BETWEEN:
WILLIAM A. HOWELL an individual having a residence at 15294 96A Avenue, Surrey, in the Province of British Columbia, V3R, 8P5, Canada;

(hereafter “Howell”)

- and -

DEL EXPLORATION LTD.., a body corporate, incorporated under the laws of British Columbia and having offices located at 455 5525 West Boulevard, Vancouver, British Columbia, V6M 3W6, Canada;

(hereafter “DEL”)

WHEREAS:

A.       Howell is the holder of or is entitled to become the holder of all Property Rights related to the Property; and

B.       Howell has agreed to grant an Option to DEL to acquire an interest in and to the Property Rights and the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1.00 now paid by DEL to Howell (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.1     For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

a)              “Agreement” means this agreement and any amendments thereto from time to time;

b)             “Commencement Date” means the date of this Agreement;

c)	“Completion Date” means the date on which DEL fulfills all of its obligations with respect to proper exercise of the Option as contemplated in Article 4 hereof;

d)             “DEL” means DEL Exploration Ltd.;

e)
“Exploration Expenditures” means the sum of (i) all costs of acquisition and maintenance of the Property, all exploration and development expenditures and all other costs and expenses of whatsoever kind or nature including those of a capital nature, incurred or chargeable by DEL with respect to the exploration and development of the Property and the placing of the Property into Commercial Production and (ii) any compensation for general overhead expenses which Howell, as Operator, will charge to DEL, an amount equal to 7.5% of all amounts included in subparagraph (i) in each year involving payments by it in excess of $50,001 in the year, and 15% of all other amounts included in subparagraph (i) in each year involving payments by it less than $50,000 in the year;

f)
“Feasibility Report” means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into Commercial Production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

g)             “Howell” means William A. Howell

h)	“Joint Venture Agreement” means the agreement substantially in the form as attached hereto as Schedule “B”;

i)
“Mine” means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production;

j)             “Mineral Products” means the end products derived from operating the Property as a Mine;

k)            “Mining Operations” means every kind of work done:

i)             on or in respect of the Property in accordance with a Feasibility Report; or
ii)
if not provided for in a Feasibility Report, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement;

including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection;

l)	“Option” means the irrevocable option for DEL to earn in and acquire a net undivided interest in and to the Property as provided in this Agreement;

m)	“Option Period” means the period commencing on the Commencement Date to and including December 31, 2008;

n)	“Property” means the exploration properties and lands located in the Province of Newfoundland, all as more particularly described in Schedule “A” hereto;

o)
        “Property Rights” means all applications for permits for general reconnaissance, permit for general reconnaissance, interim approvals, applications for contracts of work, contracts of work, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this
           Agreement and necessary for the exploration and

development of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

REPRESENTATIONS AND WARRANTIES OF HOWELL

2.1    Howell hereby acknowledges and confirms that it holds the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2	Howell represents and warrants to DEL that:
a)
Howell is lawfully authorized to hold his interest in the Property and will remain so entitled until 75% of the interests of Howell in the Property have been duly transferred to DEL as contemplated by the terms hereof;

b)
Howell is an individual, has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto and that upon the execution and delivery, this agreement, will constitute a legal, valid and binding contract of Howell enforceable against Howell in accordance with its terms;

c)
as at the date hereof and at the time of transfer to DEL of an interest in the mineral claims and/or exploration licenses comprising the Property Howell is and will be the beneficial owner of its interest in the Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;

d)	Howell has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of his right, title and interest in the Property as herein contemplated;
e)
there is no adverse claim or challenge against or to Howell’s interest in the Property, nor to the knowledge of Howell is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;

f)	no person has any royalty, net profit interests or other interest whatsoever in the Property;
g)
Howell is duly authorized to execute this Agreement and for the performance of this Agreement by him, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Howell is a party or by which he is bound or to which he or the Property may be subject;

h)
no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Howell in bankruptcy or subject to any other laws governing the affairs of and insolvent person;

i)
there are no claims, proceedings, actions or lawsuits in existence and to the best of Howell’s information and belief none are contemplated or threatened against or with respect to the right, title, estate and interest of Howell in the Property;

j)	to the best of his information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Howell;
k)	to the best of his information and belief Howell is in good standing under all agreements and instruments affecting the Property to which he is a party or is bound.

2.3   The representations and warranties contained in this section are provided for the exclusive benefit of DEL, and a breach of any one or more thereof may be waived by DEL in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4    The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to DEL the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

REPRESENTATIONS AND WARRANTIES OF DEL

3.1   DEL represents and warrants to Howell that:
a)	it has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation;
b)
it is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

c)
it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which they are bound or to which it or the Property may be subject; and,

d)
no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of DEL or the placing of DEL in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

3.2  The representations and warranties contained in this section are provided for the exclusive benefit of Howell and a breach of any one or more thereof may be waived by Howell in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.
3.3  The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Howell the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.
.
GRANT AND EXERCISE OF OPTION

4.1  Howell hereby irrevocably grants to DEL the sole and exclusive right and Option to acquire up to and including a eighthly five percent (85%) right, title, estate and interest of Howell’s one hundred (100%) percent net undivided interest) in and to the Property Rights and Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature.
4.2  If at any time after the date hereof Howell determines in its sole discretion to commission a Feasibility Report recommending the Construction of a Mine, Howell shall give written notice thereof to DEL.
4.3  The Option may be exercised at any time (subject to the terms as stated herein) by DEL:
a)   paying Howell two thousand ($2,500) dollars upon the execution of this agreement;
b)  paying Howell three thousand ($3,000) dollars on or before December 31, 2005;
c)  paying Howell seven thousand and five hundred ($7,500) on or before December 31, 2006
d)  paying Howell seventeen thousand and five hundred dollars ($17,500) on or before December 31, 2007
e)  incurring Exploration Expenditures on the Property as follows:

i)     aggregate Exploration Expenditures of not less than five thousand dollars ($5,000) on or before December 31, 2005;
ii)   aggregate Exploration Expenditures (including Exploration Expenditures as described in paragraph 4.3(c)(i) above) of not less than ten thousand dollars ($10,000) on or before December 31, 2006;
iii)   aggregate Exploration Expenditures (including Exploration Expenditures as contemplated in paragraph 4.3(c)(i) and (ii) above) of not less than sixty thousand ($60,000) dollars on or before December 31, 2007; and
iv)   aggregate Exploration Expenditures (including Exploration Expenditures as contemplated in paragraph 4.3(c)(i), (ii) and (iii) above) of not less than one hundred and sixty thousand dollars ($160,000) on or before December 31, 2008.
4.4   Prior to the exercise of the Option as herein provided, Howell is hereby appointed as operator of the
Property and shall carry out exploration and development programs on the Property on the following terms:
a)   Howell shall have the same powers, duties and obligations in carrying out such programs asset out in Article 7 of the Joint Venture Agreement attached hereto as Schedule “B”, excepting thereout Section 7.5 and 7.6 thereof;
b)   For income tax purposes, all Exploration Expenditures incurred by Howell pursuant to such programs shall be incurred for the benefit of DEL; and
c)   Until such time as the Option is exercised in accordance with the terms hereof, DEL shall have no interest of whatsoever nature in the Property Rights or the Property.

4.5   If and when the Option has been exercised in accordance with Section 4.3 and commencing on the
Completion Date:
a)   The undivided right, title and interest of the parties in the Property shall be as follows:
Before Completion Date (net)  After Completion Date (net)
                                Howell 100%              Howell 15%
                                DEL 0%                       DEL 85%
                                Total 100%                 Total 100%
b)  the undivided right, title and interest in and to the Property Rights and the Property acquired by DEL upon the Completion Date shall vest in DEL free and clear of all charges, encumbrances, claims, royalties or net profit interests of whatsoever nature other than as set forth and described in Venture Agreement substantially in the form attached hereto as Schedule “B”;
d)   for the purposes of the Joint Venture Agreement:
i)   Howell will be deemed to have contributed thirty three thousand and six hundred dollars ($33,600)and DEL will be deemed to have contributed one hundred and ninety thousand and five hundred dollars ($190,500) dollars of Costs to the Joint Venture for purposes thereof;
ii)  Howell will be the initial operator of the Joint Venture and will have the option to remain as operator of the Joint Venture for so long as Howell holds a participating interest of fifteen (15%) percent or greater in the Joint Venture;
iii)  Howell will be entitled to a fee equal to:
A. 7.5% of the value of Costs in excess of five thousand ($5,000) dollars; and
B. 15% of the value of Costs less than five thousand ($5,000) dollars;
iv) any royalties on production from the Property payable to third parties will be payable pro rata in accordance with each party's participating interest in the Joint Venture.
4.6   Within 30 days after the Completion Date, Howell shall deliver to DEL's counsel such number of duly executed transfers which in the aggregate convey Howell's interest to be acquired hereunder in the Property in favour of DEL. In the event that Howell shall deliver notice to DEL's counsel that it has exercised the Option pursuant to the terms hereof, DEL shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of DEL.
4.7  If, during the Option Period, DEL:

a)   makes a voluntary or involuntary assignment into bankruptcy or takes advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies or has a bankruptcy petition filed against it; or
b)   fails to perform in a manner that is consistent with good mining practice or fails to perform in a manner consistent with its duties and responsibilities under this Agreement and does not remedy such default within 30 days of receipt of notice from Howell specifying such default;

RIGHT OF ENTRY

5.1   During the term of this Agreement, the directors and officers of Howell and DEL and their servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:
a)   enter thereon at their sole risk and expense;
b)  do such prospecting, exploration, development and other mining work thereon and thereunder as Howell, as operator, in its sole discretion may determine advisable;
c)  bring upon and erect upon the Property such buildings, plant, machinery and equipment as Howell and DEL may deem advisable and for a period of six months following the termination of this Agreement, to remove such buildings, plant, machinery and equipment; and
d)  remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATION OF HOWELL DURING OPTION PERIOD

6.1  During the term of this Agreement, Howell shall:
a)   maintain in good standing those mineral claims and/or exploration licenses comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from Howell’s activities thereon except those at the time contested in good faith by DEL;
b)   permit the directors, officers, employees and designated consultants of DEL, at their own risk and expense, access to the Property at all reasonable times, and DEL agrees to indemnify Howell against and to save it harmless from all costs, claims, liabilities and expenses that DEL may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of DEL while on the Property;
c)   permit DEL, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;
d)   do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;
e)   indemnify and save DEL harmless in respect of any and all costs, claims, liabilities and expenses arising out of Howell's activities on the Property;

TERMINATION OF OPTION

7.1    Provided that DEL is not in default pursuant to the provisions hereof, DEL shall have the right at any time during the term of this Agreement to terminate the Option by providing not less than forty five (45) days written notice to Howell.
7.2    Notwithstanding the termination of the Option, DEL shall have the right, within a period of one hundred and eighty (180) days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of DEL, and any such property not removed within such 180 day period shall thereafter become the property of Howell.

TRANSFERS

8.1   If Howell (the “Proposed Seller”) should receive a bona fide offer from an independent third party (the “Proposed Purchaser”) dealing at arm's length with the Proposed Seller to purchase all or a part of its interest in the Property, which offer the Proposed Seller desires to accept, or if the Proposed Seller intends to sell all or a part of its interest in the Property:
a)    The Proposed Seller shall first offer (the “Offer”) such interest in writing to DEL upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Proposed Seller, as the case may be;
b)    The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Proposed Seller, disclose the person or persons to whom Howell intends to offer its interest and, if the offer received by the Proposed Seller from the Proposed Purchaser provides for any consideration payable to the Proposed Seller otherwise than in cash, the Offer shall include the Proposed Seller's good faith estimate of the cash equivalent of the non-cash consideration;
c)    If within a period of sixty (60) days of the receipt of the Offer and DEL notifies the Proposed Seller in writing that it will accept the Offer, the Proposed Seller shall be bound to sell such interest to DEL on the terms and conditions of the Offer. If the Offer so accepted by DEL contains the Proposed Seller's good faith estimate of the cash equivalent of the non-cash consideration as aforesaid, and if DEL disagrees with the Proposed Seller's best estimate, DEL shall so notify Howell at the time of acceptance and DEL shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If DEL so notifies the Proposed Seller, the acceptance by DEL shall be effective and binding upon DEL, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by DEL, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. DEL shall in such case pay to the Proposed Seller, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Proposed Seller being sold, the total purchase price which is specified in its notice to the Proposed Seller and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration;
d)    If DEL fails to notify the Proposed Seller before the expiration of the time limited therefor that it will purchase the interest offered, the Proposed Seller may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of sixty (60) days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such sixty (60) days;
e)   Any sale hereunder shall be conditional upon the Proposed Purchaser delivering to the nonselling party, its agreement related to this Agreement and to the Property, containing:
i)    a covenant by the Proposed Purchaser to perform all the obligations of the Proposed Seller to be performed under this Agreement in respect of the interest to be acquired by it from the Proposed Seller to the same extent as if this Agreement had been originally executed by the Proposed Purchaser; and
ii)   a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (e).
8.2  The provision of Section 8.1 shall apply to a proposed sale by DEL of its interest in the Property mutatis mutandis such that Howell shall have a right of first refusal to acquire such interest in proportion to the then current interest.
8.3  No assignment by a party of any interest less than its entire interest in this Agreement and in the
Property shall discharge it from any of its obligations hereunder, but upon the transfer by a party of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the party shall be deemed to be discharged from all obligations hereunder save and except for fulfilment of contractual commitments accrued due prior to the date on which the party shall have no further interest in this Agreement.

FORCE MAJEURE

9.1     If DEL is at any time either during the term of this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of DEL, the time limits for the performance by DEL of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge DEL from its obligations hereunder to maintain the Property in good standing.
9.2    DEL shall give prompt notice to Howell of each event of force majeure under Section 9.1 and upon cessation of such event shall furnish to Howell with notice to that effect together with particulars of the number of days by which the obligations of DEL hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

10.1   The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to one of the other parties or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property by a party, or related to the sale of minerals, or other products derived from the Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:
a)      prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or
b)     in respect of such information required to be publicly disclosed pursuant to applicable securities or corporate laws.

ARBITRATION

11.1    The parties agree that all questions or matters in dispute with respect to any dispute shall be settled by arbitration and shall be submitted to arbitration pursuant to the terms hereof.
11.2    It shall be a condition precedent to the right of any parties, to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than ten (10) days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such ten (10) days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in 11.3.
11.3    The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and such other party shall, within fifteen (15) days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within thirty (30) days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other parties shall fail to appoint an arbitrator within fifteen (15) days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator, and if the two arbitrators appointed by the party shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award
11.4     The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT AND TERMINATION

12.1    If at any time during the term of this Agreement DEL fails to perform any obligation required to be performed by it hereunder or is in breach of a warranty given by it hereunder, which failure or breach materially interferes with the implementation of this Agreement, Howell may terminate this Agreement but only if:
a)       it shall have first given to the defaulting DEL a notice of default containing particulars of the obligation which the defaulting DEL has not performed, or the warranty breached; and
b)      the defaulting DEL has not, within forty-five (45) days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the defaulting DEL hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay, provided however, that this paragraph shall not be extended to a default by DEL to exercise an Option pursuant to Article 4 thereof.
12.2   Notwithstanding Section 12.1 hereof, if at any time DEL fails to perform a condition precedent to the exercise of the Option, Howell shall be entitled to forthwith terminate this Agreement.

NOTICES

13.1    Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada addressed to the party entitled to receive the same, or delivered, telexed, telegraphed or telecopied to such party at the address for such party specified on the face page hereof. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, telexed, telegraphed or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.
13.2    Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

14.1    This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.
14.2    No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.
14.3    The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.
14.4    This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.
14.5    This Agreement shall, (i) be governed by and construed in accordance with the laws of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the said province and (ii) be subject to the approval of all securities regulatory authorities having jurisdiction, such approvals to be sought in a timely and diligent manner.
14.6    Time shall be of the essence in this Agreement.
14.7    Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.
14.8    The rights and obligations of each party shall be in every case several and not joint or joint and several.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

WILLIAM A.HOWELL

/s/William A. Howell                                                                                         /s/Barry Price
William A. Howell                                                                                               witness

Barry Price
                                                                                                                                name of witness

DEL EXPLORATION LTD.

/s/Robert Ferguson____________
Robert Ferguson, Pres. & CE0